UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ORTHOVITA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORTHOVITA, INC.

77 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 26, 2007

DEAR ORTHOVITA SHAREHOLDERS:

The annual meeting of ORTHOVITA, INC. will be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103, on June 26, 2007 at 1:00 p.m., Philadelphia time, for the following purposes:

1.	To elect eight directors to serve on the Board of Directors until the next Annual Meeting of Shareholders or until their respective successors have been properly elected or appointed.

2.	To consider and vote upon an amendment to our Amended and Restated Articles of Incorporation and to permit the Board of Directors, at its discretion, at any time prior to the next Annual Meeting of Shareholders, to effect a reverse split of our Common Stock at a ratio of not less than 1-for-3 and not more than 1-for-6. The Board of Directors will retain discretion to elect to implement a reverse stock split in this range or to elect not to implement a reverse stock split.

3.	To consider and vote upon a proposal to approve the 2007 Omnibus Equity Compensation Plan.

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007.

5.	To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Holders of Orthovita’s Common Stock of record at the close of business on April 25, 2007 are entitled to receive this notice and to vote at the meeting and any postponements or adjournments.

By Order of the Board of Directors,

CHRISTINE J. ARASIN
Corporate Secretary

Malvern, Pennsylvania, USA

April [    ], 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT

YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE

ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE

OR VIA THE INTERNET.

ORTHOVITA, INC.

77 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orthovita, Inc. (“Orthovita” or the “Company”) for use at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania, on Tuesday, June 26, 2007, at 1:00 p.m., Philadelphia time, and any postponements or adjournments thereof. We intend to begin mailing this proxy statement and the accompanying proxy card to shareholders on or about May 1, 2007.

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

	Proposal	Board Recommendation
No. 1	Election of eight directors to serve on our Board of Directors for the ensuing year and until their respective successors have been properly elected or appointed	FOR each nominee

No. 2	Approval of an amendment to our Amended and Restated Articles of Incorporation and permission of the Board of Directors, at any time prior to the next Annual Meeting of Shareholders, to effect a reverse split of our Common Stock at a ratio of not less than 1-for-3 and not more than 1-for-6	FOR

No. 3	Approval of the 2007 Omnibus Equity Compensation Plan	FOR

No. 4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007	FOR

Who is entitled to vote?

Only shareholders of record on April 25, 2007, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

How do I vote?

There are three ways to vote – by telephone from the U.S. or Canada, via the Internet or by mail.

(1)	To vote by telephone, follow the “VOTE BY TELEPHONE” instructions on the proxy card. The proxy card has your unique and confidential control number at the bottom of the page.

(2)	To vote online via the Internet, follow the “VOTE BY INTERNET” instructions on the proxy card. The proxy card has your unique and confidential control number. You must access the Company’s transfer agent’s website directly to vote your shares. Do not discard your login number and password, since it will be needed if you choose to revoke your vote at a later time.

(3)	To vote by mail, complete, sign, date and return the proxy card in the prepaid envelope.

Proxies that are properly voted and are received by Orthovita prior to the meeting will be voted in accordance with the instructions contained thereon. The deadline for voting by telephone or via the Internet is 11:59 p.m. on June 25, 2007. If you return your signed proxy card but do not mark the boxes showing how you wish to vote and the executed proxy is not revoked, your shares will be voted:

•	FOR the election of all director nominees named in this proxy statement;

•

FOR the approval of the amendment to our Amended and Restated Articles of Incorporation and permission for the Board of Directors, at any time prior to the next Annual Meeting of Shareholders, to effect a reverse split of our Common Stock at a ratio of not less than 1-for-3 and not more than 1-for-6;

•	FOR the approval of the 1997 Omnibus Equity Compensation Plan; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Can I revoke my proxy?

Yes. You have the right to revoke your proxy, whether voted by telephone, by Internet or by mail at any time before the Annual Meeting by:

(a) notifying the Corporate Secretary at the address shown on the Notice of the Annual Meeting;

(b) voting in person;

(c) returning a later dated proxy card; or

(d) voting by telephone or via the Internet at a later date (only the latest vote you submit will be counted).

Who will count the votes?

The Company’s transfer agent, StockTrans, Inc., will serve as judge of election for the Annual Meeting. Representatives of StockTrans, Inc. will count the votes.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the transfer agent, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the transfer agent to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

How many shares can vote?

As of the record date for the Annual Meeting, the Company had outstanding [61,441,658] shares of Common Stock. A record holder of outstanding shares of Common Stock on the record date is entitled to one vote per share held on each matter to be considered.

What is a “quorum”?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of shareholders representing a majority of the votes represented by the Common Stock is necessary to constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. A WITHHELD vote will also be counted for purposes of determining whether a quorum is present.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, nominees for director must receive a plurality of the votes cast to be elected. This means that the eight candidates receiving the highest number of votes will be elected.

Proposal Nos. 2, 3 and 4: Holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting, will approve each of Proposals 2, 3 and 4 if they cast more votes in favor of the proposal than against the proposal.

Any other proposal that may properly be brought before the meeting must receive the affirmative vote of a majority of the votes cast by the shareholders. Neither abstentions nor withheld votes will have any effect on the outcome of the vote, but both abstentions and withheld votes will be counted for the purposes of determining whether a quorum is present.

What are broker non-votes?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes have no effect on a vote. However, if a broker or other nominee has the authority to vote on any matter considered at the meeting, other than a procedural matter, and submits a proxy with respect to that matter, the shares subject to the vote will be deemed to be present for the purposes of determining whether a quorum is present.

Who can attend the Annual Meeting?

All shareholders of record as of April 25, 2007 may attend.

Will voting on any other business be conducted?

The Company does not know of any business to be considered at the Annual Meeting other than consideration of the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card and your vote by telephone or via the Internet gives authority to each of the persons named on the proxy card to vote on such matters at his discretion.

How will proxies be solicited?

The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to ensure sufficient representation at the meeting, the Company may request, in person, by telephone or telecopy, the return of proxy cards. This solicitation may be made by the Company’s directors, officers or regular employees. The Company may also employ an outside firm to assist in the solicitation of proxies at the Company’s expense.

Can a shareholder recommend a candidate for nomination as a director of Orthovita?

As a shareholder, you may recommend any person as a nominee for election as a director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355. Recommendations must be received by December 31, 2007 to be considered in connection with the determination of nominees for election as directors at the 2008 Annual Meeting. The recommendation must indicate the following:

a)	the name, residence and business address of the recommending shareholder;

b)	a representation that the recommending shareholder is a record holder of our Common Stock or holds our Common Stock through a broker;

c)	the number of shares held by the recommending shareholder;

d)	information regarding each recommended person that would be required to be included in a proxy statement;

e)	a description of any arrangement or understanding between the shareholder and each recommended person; and

f)	the written consent of each recommended person to serve as a director, if elected.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding Board size, director independence, qualification, responsibilities, access to management and outside advisors, and the evaluation of the Chief Executive Officer’s performance. They also provide that directors shall annually evaluate the performance of the Board and the Board committees.

•

Board Committee Charters. The Board has adopted a charter for each standing committee of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters comply with the requirements of applicable laws and Securities and Exchange Commission (“SEC”) rules and the listing standards of the NASDAQ Stock Market.

•

Code of Conduct. The Board has adopted a Code of Conduct applicable to all of its directors, officers and other employees. Among other things, the Code of Conduct encourages a culture of honesty, accountability and mutual respect, provides guidance to recognize and deal with ethical issues, and provides mechanisms to report unethical conduct. Adherence to this Code of Conduct assures that our directors, officers and employees are held to the highest standards of business integrity. The Code of Conduct covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The Audit Committee oversees the Company’s compliance with the Code of Conduct. The Company intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Company’s Code of Conduct by disclosing such matters in the Investors section of its website.

Orthovita’s Corporate Governance Guidelines, Board committee charters and the Code of Conduct are available on Orthovita’s website. Shareholders may access these documents on the Company Profile—Corporate Governance page of Orthovita’s website at www.orthovita.com. Orthovita’s website is not part of this proxy statement and references to Orthovita’s website address are intended to be inactive textual references only.

What is the composition of the Board and how often are members elected?

There currently are eight members of the Board. Each member’s term will expire at the Annual Meeting. As discussed in Proposal 1 of this proxy statement, the Board is recommending that you re-elect each of the these eight members for an additional one-year term at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

The Board of Directors has determined that each of Morris Cheston, Jr., David Fitzgerald, Joseph Harris, Robert M. Levande, Mary Paetzold, Paul Touhey and Russell B. Whitman is an independent director within the meaning of the rules of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the Audit Committee and the Compensation Committee is an independent director within the meaning of the rules of the NASDAQ Stock Market, including additional rules relating to Audit Committee members.

No director is deemed independent unless the Nominating and Corporate Governance Committee determines that the director has no material relationship with the Company. The Board has also adopted categorical standards for independence that the Board uses when determining independence of a director.

Do independent directors meet separately in regularly scheduled executive sessions?

The independent directors meet at regularly scheduled meetings without the presence of any director who is not independent. The independent directors also met periodically throughout the year as deemed necessary.

How can I communicate with directors?

Shareholders or interested persons may send communications to the Board of Directors in writing, addressed to the full Board of Directors or to the independent directors, c/o the Corporate Secretary, Orthovita Inc., 77 Great Valley Parkway, Malvern, PA 19355, telephone 610-640-1775 or email to: investorrelations@orthovita.com. Shareholders and other interested parties may contact the Audit Committee to report complaints about Orthovita’s accounting, internal accounting controls or auditing matters by writing the Audit Committee c/o the Compliance Officer, Orthovita, Inc. at the same address. All written communications so addressed will be promptly forwarded to the specified individual directors, or, if applicable, to all the members of the Board as deemed appropriate by the Compliance Officer. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.

How often did the Board meet in 2006?

The Board of Directors held eleven meetings during 2006, of which five meetings were held telephonically. Each director attended at least 81.8% of all the meetings of the Board and committees of the Board on which he or she served in 2006.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

It is the Board’s policy that directors should attend Orthovita’s Annual Meeting of Shareholders absent exceptional cause. All Board members standing for election at our 2006 annual meeting were in attendance at that meeting.

What are the committees of the Board and what are their functions?

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of Orthovita’s financial statements, internal controls and financial reporting process. In addition, the Audit Committee oversees Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. The Audit Committee meets at least quarterly with management and outside independent registered public accountants to discuss Orthovita’s financial statements and earnings press releases prior to any public release or filing of the information, reviews the performance and independence of the Company’s independent registered public accountants, selects Orthovita’s independent registered public accountants and pre-approves all audit and non-audit services rendered by Orthovita’s independent registered public accountants.

As of December 31, 2006, the members of the Audit Committee were Mary Paetzold, Chairperson, Morris Cheston, Jr. and Robert M. Levande. Effective April 30, 2007, the members of the Audit Committee are Mary Paetzold, Chairperson, Morris Cheston, Jr. and Joseph L. Harris.

The Board has determined that Mary Paetzold qualifies as an “audit committee financial expert” as that term is defined in SEC regulations, and, therefore, Ms. Paetzold qualifies as a financially sophisticated audit committee member as required by rules of the NASDAQ Stock Market.

The Audit Committee held nine meetings during 2006, of which four meetings were held telephonically.

Compensation Committee

The Compensation Committee is responsible for reviewing Orthovita’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other Company employees. In addition, the Compensation Committee reviews compensation arrangements and incentive goals for executive officers and oversees the administration of Orthovita’s compensation plans. The Compensation Committee reviews the performance of executive officers, awards incentive compensation and adjusts compensation arrangements as appropriate based upon performance.

As of December 31, 2006, the members of the Compensation Committee were Russell B. Whitman, Chairperson, David Fitzgerald and Joseph L. Harris. Effective April 30, 2007, the members of the Compensation Committee are Russell B. Whitman, Chairperson, David Fitzgerald, Robert M. Levande and Paul Touhey.

The Compensation Committee held five meetings during the year ended December 31, 2006, none of which were held telephonically.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating and Corporate Governance Committee advises the Board regarding the operations of the Board and recommends to the Board the director nominees for election as directors at the next Annual Meeting of Shareholders, as well as individuals to fill vacancies on the Board. In addition, the Governance Committee recommends to the Board the responsibilities, structure, operation and membership of each Board committee. The Governance Committee oversees the Board’s annual evaluation of its performance and the performance of other Board committees. In addition, the Governance Committee develops and recommends to the Board corporate governance guidelines for Orthovita and periodically reviews such guidelines.

As of December 31, 2006, the current members of the Governance Committee were Morris Cheston, Jr., Chairperson, David Fitzgerald and Russell Whitman. Effective April 30, 2007, the members of the Governance Committee are Morris Cheston, Jr., Chairperson, David Fitzgerald, Robert M. Levande and Russell B. Whitman.

The Governance Committee held three meetings during the year ended December 31, 2006, none of which were held telephonically.

How are nominees for the Board selected?

The Governance Committee considers candidates for Board membership. In evaluating potential candidates, the Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand Orthovita and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its Committees). In its consideration of potential candidates, the Governance Committee considers the overall competency of the Board in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management; and (viii) corporate governance.

As described above under “About the Meeting—Can a Shareholder Recommend a Candidate for Nomination as a Director of Orthovita?,” the Governance Committee will consider for nomination Board candidates recommended by shareholders if specified procedures are followed. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, shareholders or others.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects Orthovita’s independent registered public accountants.

As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of Orthovita’s financial statements, internal controls and financial reporting process, and Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit Committee interacts directly with and evaluates the performance of the independent registered public accountants, including by determining whether to engage or dismiss the independent registered public accountants, determining compensation of the independent registered public accountants and monitoring the independent registered public accountant’s qualifications and independence.

Management is responsible for the preparation, presentation and integrity of the financial statements, and evaluation of and assessment of the effectiveness of Orthovita’s internal control over financial reporting. KPMG LLP, Orthovita’s independent registered public accountants, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board. In addition, KPMG LLP expresses an opinion on Orthovita’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. In addition, the Audit Committee has reviewed management’s assessment of the effectiveness of Orthovita’s internal control over financial reporting. Management represented to the Audit Committee that Orthovita’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accountants (i) the audited consolidated financial statements; (ii) their opinion regarding the financial statements and their opinion regarding Orthovita’s internal control over financial reporting pursuant to Public Company Accounting Oversight Board Standard No. 2 and (iii) the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

Orthovita’s independent registered public accountants also provided the Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent registered public accountants that firm’s independence.

Based on the representations, review and discussion described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Orthovita’s annual report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted on April     , 2007 by the members of the Audit Committee of the Board of Directors:

Mary Paetzold, Chairperson
Morris Cheston, Jr.
Robert M. Levande

EXECUTIVE OFFICERS OF ORTHOVITA

The names, business experience and ages of Orthovita’s executive officers are listed below:

Name	Business Experience	Age
Antony Koblish	Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Koblish earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.	41

Erik M. Erbe, Ph.D.	Dr. Erbe has been Chief Science Officer since April 2002. From May 1995 to April 2002, he served as Orthovita’s Vice President, Research and Development. Prior to that time, Dr. Erbe was the Senior Product Development Engineer of 3M’s Dental Products Division and Ceramic Technology Center from 1991 to 1995. Dr. Erbe received his Ph.D. in Ceramic Engineering and Glass Science from the University of Missouri at Rolla.	42

Douglas Low	Mr. Low has served as Orthovita’s Senior Vice President, European Operations, since April 2006, after serving as Vice President, European Operations since May 2002. Mr. Low served as Director of European Operations from December 2001 to May 2002, and as Director of Marketing for Orthovita’s European operations from September 2001 to December 2001. Prior to joining the Company, he held senior marketing positions at both Stryker Howmedica and DePuy, a Johnson & Johnson company, where he was responsible for the International Knee Business Unit. Mr. Low graduated in 1981 with a combined Bachelor of Arts degree in Economics and Marketing from the University of Strathclyde, Glasgow.	45

David J. McIlhenny	Mr. McIlhenny has been Orthovita’s Senior Vice President, Operations, since December 2002. From January 1996 to December 2002, Mr. McIlhenny served Orthovita in several capacities, namely Vice President of Quality Assurance and Regulatory Affairs and Vice President of Quality Systems and Operations Support and Director of Manufacturing and Quality Control. From 1991 to 1995, Mr. McIlhenny was Director of Operations and Engineering at Surgical Laser Technology, a company that developed, manufactured and marketed regulatory approved medical lasers and disposable fiber optic laser delivery systems. Mr. McIlhenny received a Bachelor of Science degree in Civil Engineering from The Pennsylvania State University, a Bachelor of Science degree in Mechanical Engineering from Drexel University and a Master of Business Administration degree from Old Dominion University.	72

Joseph M. Paiva	Mr. Paiva has served as Orthovita’s Chief Business Officer since February 2007, after serving as Chief Financial Officer since December 1997. From December 1995 to December 1997, Mr. Paiva was the Controller of Cephalon, Inc., an international biopharmaceutical company. Mr. Paiva received a Bachelor of Science degree in Accounting from Fairleigh Dickinson University and a Master of Business Administration degree from Rutgers University. Mr. Paiva is a Certified Public Accountant.	51

Albert J. Pavucek, Jr.	Mr. Pavucek has been Orthovita’s Chief Financial Officer since February 2007, after serving as Vice President, Finance and Controller since September 2006. Before joining Orthovita, Mr. Pavucek served as Vice President, Finance and Operations, of PDI, Inc., a publicly traded biopharmaceutical commercialization partner, from 2002 to September 2006. Mr. Pavucek also served as Executive Director, Controller of PDI, Inc. from 2001 to 2002. Prior to joining PDI, Inc., Mr. Pavucek served at Astra Zeneca, L.P. from 1994 to 2001 in finance and operations roles of increasing responsibility, culminating as Sales Force Controller in 1996. Mr. Pavucek holds Bachelor and Master Degrees in Business Administration from Temple University, and is a Fellow Alumnus of the Wharton School of Business at the University of Pennsylvania.	44

Maarten Persenaire, M.D.	Dr. Persenaire has served as Orthovita’s Chief Medical Officer since April 1999. Prior to joining Orthovita, Dr. Persenaire served in several positions at AcroMed Corporation, a DePuy-Johnson & Johnson company, most recently as Vice President of Clinical Affairs. Dr. Persenaire received his medical degree from the Groningen State University in The Netherlands in 1982 and served his internship and residency in internal medicine and surgery at the Greertruiden Hospital, The Netherlands, until 1983.	50

Donald Scanlan	Mr. Scanlan has been Orthovita’s Senior Vice President, Marketing and Product Development, since April 2006 after serving as Vice President, Marketing, since November 2004. From May 2001 to October 2004, Mr. Scanlan was owner and principal of Scanlan Surgical, LLC, an independent distributor agency representing a full line of biomaterials and other products for surgical customers throughout eastern Pennsylvania, southern New Jersey and Delaware. From 1991 to 1999, Mr. Scanlan was a spinal sales specialist for Sofamor Danek (now Medtronic Sofamor Danek). Mr. Scanlan has a Bachelor of Arts degree in Political Science from Temple University.	55

Christopher H. Smith	Mr. Smith has been Orthovita’s Senior Vice President of Sales since March 2006 after serving as the Vice President, Sales since February 2004. From 1999 to 2004, Mr. Smith was a group director at Medtronic Neurologic Technologies, a division of Medtronic, Inc. From 1992 to 1999, Mr. Smith founded and was President of ThoroughMed Inc., a spine, neurosurgery and biomaterials distributor agency based in New York. ThoroughMed was acquired by Medtronic in 1999 and incorporated into Medtronic’s Neurologic Technologies sales division.	46

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Pursuant to guidance issued by the SEC on February 12, 2007 regarding Item 402 of Regulation S-K, the Company is omitting from this preliminary proxy statement the executive and director compensation disclosure required by Item 402 of Regulation S-K. The Company shall include in its definitive proxy statement the omitted executive and director compensation disclosure. The omitted disclosure does not relate to the reverse stock split proposal that necessitated the filing of this preliminary proxy statement, and the omitted disclosure will not otherwise be made available to the public prior to the filing of the definitive proxy statement.

STOCK OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to Orthovita regarding the beneficial ownership of the Common Stock as of April 25, 2007 (except as specified below) by (1) all beneficial owners of five percent or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table included elsewhere in this proxy statement; and (4) all executive officers, directors and nominees for election as director of Orthovita as a group.

Name	Number of Shares Beneficially Owned (1) (2)		Ownership Percentage (3)
Cortina Asset Management, LLC	7,385,199	(4)	12.0%

Alec N. Litowitz Supernova Management LLC Magnetar Capital Partners, LP Magnetar Financial, LLC	5,721,989	(5)	9.3%

William Harris Investors, Inc.	3,090,240	(6)	5.0%

Antony Koblish	861,776	(7)	1.4%
Erik M. Erbe, Ph.D.	570,489	(8)	*
Joseph M. Paiva	413,586	(9)	*
David J. McIlhenny	345,339	(10)	*
Christopher H. Smith	311,482	(11)	*
Albert J. Pavucek, Jr.	—		*
David Fitzgerald	113,770	(12	*
Robert M. Levande	105,425	(13)	*
Mary Paetzold	97,103	(14)	*
Morris Cheston, Jr.	91,200	(15)	*
Russell B. Whitman	72,520	(16)	*
Joseph L. Harris	47,520	(18)	*
Paul Touhey	25,000	(19)	*
Directors and executive officers as a group (16 persons)	3,924,372	(20)	6.0%

*	Less than 1%
(1)	This table is based on information supplied by officers, directors and principal shareholders of Orthovita and on any Schedules 13D or 13G filed with the SEC. Each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(2)	Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. For this purpose, the number of shares beneficially owned includes shares that can be acquired upon the exercise of stock options exercisable currently or exercisable within sixty days of April 25, 2007.
(3)	Applicable ownership percentage is based on [61,441,658] shares of Common Stock outstanding on April 25, 2007. Shares of

Common Stock issuable upon the exercise of stock options exercisable currently, or exercisable within 60 days of April 25, 2007, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	The address of Cortina Asset Management, LLC (“Cortina”) is 330 E. Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202. The information in this table with respect to Cortina is derived from a Schedule 13G amendment filed with the SEC on February 15, 2007 by Cortina.
(5)

Alec N. Litowitz is the manager of Supernova Management LLC (“Supernova”), a Delaware limited liability company, which is the General Partner of Magnetar Capital Partners, LP (“Magnetar Partners”). Magnetar Partners is the sole member and parent holding company of Magnetar Financial, LLC (“Magnetar Financial”), a Delaware limited liability company and registered investment advisor. Magnetar Financial serves as the investment advisor to Magnetar Capital Master Fund, Ltd. (“Magnetar Capital Master Fund”), a Cayman Island exempted company. In such capacity, Magnetar Financial has voting and investment power over the 4,212,857 shares of Company Common Stock held by Magnetar Capital Master Fund. In addition, Magnetar Partners is the sole member and parent holding company of Magnetar Investment Management LLC, a Delaware limited liability company and a registered investment adviser that exercises voting and dispositive power over the 1,509,132 shares held by certain managed accounts, Magnetar SGR Fund, Ltd. and Magnetar SGR Fund, LP. The address of Mr. Litowitz, Supernova, Magnetar Partners and Magnetar Financial is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. The information in this table relating to Mr. Litowitz and the entities described in this note (5) is derived from a Schedule 13G amendment filed with the SEC on February 14, 2007 by Mr. Litowitz, Supernova, Magnetar Partners and Magnetar Financial.

(6)	The address of William Harris Investors, Inc. (“WHI”) is 191 North Wacker Drive, Suite 1500, Chicago, IL 60606. The information in this table relating to WHI is derived form a Schedule 13G filed with the SEC on February 14, 2007 by WHI.
(7)	Includes 843,760 shares underlying stock options.
(8)	Includes 563,771 shares underlying stock options.
(9)	Includes 396,917 shares underlying stock options.
(10)	Includes 337,373 shares underlying stock options.
(11)	Includes 308,582 shares underlying stock options.
(12)	Includes 106,250 shares underlying stock options.
(13)	Includes 92,500 shares underlying stock options.
(14)	Includes 89,583 shares underlying stock options.
(15)	Includes 77,500 shares underlying stock options.
(16)	Includes 65,000 shares underlying stock options.
(17)	Includes 294,291 shares underlying stock options.
(18)	Includes 40,000 shares underlying stock options.
(19)	Consists of 25,000 shares underlying stock options.
(20)	Includes 3,720,116 shares underlying stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, certain of the Company’s officers, and persons or entities who own more than ten percent of Orthovita’s Common Stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of the Company’s Common Stock. The directors and these officers and shareholders are required by regulations to furnish the Company with copies of all forms they file under Section 16(a).

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such directors and officers, the Company believes that all Section 16(a) filing requirements were satisfied during 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2006, we entered into a License Agreement with Angiotech Pharmaceuticals (U.S.), Inc. (“Angiotech”), a subsidiary of Angiotech Pharmaceuticals, Inc. (“Parent”). Under the License Agreement, Angiotech licensed to us the CoStasis® composite liquid hemostat (which we re-branded as VITAGEL® Surgical Hemostat) and the CELLPAKER® plasma collection system used in conjunction with VITAGEL, and we assumed manufacturing responsibility for these products. Parent owned approximately 11% of our outstanding Common Stock when we entered into the License Agreement.

On December 29, 2006, pursuant to a Royalty Sale Agreement with Angiotech, we purchased the profit-sharing royalty rights for VITAGEL and CELLPAKER products under the License Agreement for $9,000,000 in cash. We anticipate recording an annual non-cash expense of at least $850,000 in 2007 and in each year thereafter through July 31, 2017 for amortization of the $9,000,000 royalty prepayment. Concurrently with such purchase, we entered into an Amended and Restated License Agreement with Angiotech that amended the original License Agreement to eliminate our obligations to meet minimum sales requirements, extend the term of the license from December 31, 2014 through July 31, 2017, and eliminate certain termination rights in favor of Angiotech. Under the Amended and Restated License Agreement, we have exclusive rights to manufacture and sell VITAGEL products throughout the world for orthopedic indications, and non-exclusive rights to manufacture and sell CELLPAKER products throughout the world for all indications. Under the Amended and Restated License Agreement, Angiotech has an option for co-exclusive rights outside the orthopedic field which, if exercised, would permit Angiotech to manufacture and sell an Angiotech-branded VITAGEL product throughout the world. Until Angiotech elects to exercise its option for co-exclusive rights, we have exclusive rights to manufacture and sell VITAGEL outside of the orthopedic field throughout the world. If Angiotech elects to exercise its option, we would then have co-exclusive rights to manufacture and sell VITAGEL outside of the orthopedic field throughout the world. Prior to the amendment and restatement of the License Agreement on December 29, 2006, we were required to make royalty payments thereunder based on a share of all revenue we received from net sales of VITAGEL and CELLPAKER products that we manufactured.

Parent owned approximately 9.3% of our outstanding Common Stock when we entered into the Royalty Sale Agreement and Amended and Restated License Agreement. According to a Schedule 13D amendment filed by Parent on April 3, 2007 with the SEC, as of March 27, 2007, Parent owned no shares of our Common Stock.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors have been properly elected and appointed. All of the nominees other than Paul Touhey were previously elected by the Company’s shareholders.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to stand for re-election, proxies will be voted for the election of such other person as the Board of Directors may recommend, unless the Board reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

NOMINEES FOR THE BOARD OF DIRECTORS

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
Morris Cheston, Jr. Director since May 2001	69	Mr. Cheston has been a partner in the law firm of Ballard Spahr Andrews & Ingersoll, LLP since 1971. Mr. Cheston is active in numerous civic and charitable organizations including currently serving as the Chairman of the Board of Managers of Pennsylvania Hospital and as a Member of the Board and Executive Committee of the University of Pennsylvania School of Medicine. Mr. Cheston received a Bachelor of Arts degree from Princeton University and his Juris Doctor from Harvard Law School.

David Fitzgerald Director since December 2002	73	From October 1970 until his retirement in January 1996, Mr. Fitzgerald served in several capacities for Pfizer, Inc and its subsidiaries, Howmedica, Inc., including, most recently President and Chief Executive Officer of Howmedica, Executive Vice President of Pfizer Hospital Products Group and Vice President of Pfizer, Inc. Mr. Fitzgerald is currently a director at LifeCell Corporation, a publicly traded tissue implant company, and Arthrocare Corp., a publicly traded developer of a technology platform for soft tissue surgical procedures. Mr. Fitzgerald has a Bachelor of Science degree from American International College and a Master of Business Administration degree from New York University.

Joseph L. Harris Director since April 2005	60	Mr. Harris has been a partner and fund manager of Trillium Lakefront Partners, III, a technology venture capital fund since May 2004. He has been an independent agent for FCG Advisors, LLC since April 2006. From October 2002 until May 2004, Mr. Harris was a consultant to Trillium Group structuring Trillium Lakefront Partners, III. From 2000 to October 2002, Mr. Harris was Senior Vice President of Corporate Development for Cantel Medical Corp, and from 1996 to 2000, he served as Senior Vice President and Director of Corporate Strategy and Development for SmithKline Beecham, predecessor to GlaxoSmithKline plc. Mr. Harris practiced as a certified public accountant with Coopers & Lybrand, predecessor to PricewaterhouseCoopers LLP, and as an attorney with the MacKenzie Law Firm. He currently serves on the Board of Directors of Diomed, Inc. a publicly traded medical device company. Mr. Harris holds a Bachelor of Science degree in accounting, a Master of Business Administration degree in finance and a Juris Doctor from Syracuse University.

Antony Koblish Director since April 2002	41	Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Orthovita’s Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc., a subsidiary of Pfizer, Inc. Mr. Koblish earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
Robert M. Levande Director since May 2000	58	Mr. Levande has been Managing Director at MDB Capital Group LLC since May 2003. He served as Managing Director at Gilford Securities, Inc., an investment firm, from April 2002 to April 2003. In addition, he founded and has served as President of the Palantir Group, Inc., a private consulting firm specializing in providing strategic advice to entrepreneurs in the medical technology industry since January 1999. From 1972 to 1998, Mr. Levande served in various managerial positions with Pfizer Inc., including Vice President – Business Analysis & Development of its Medical Technology Group (1996 to 1998) and Senior Vice President of Howmedica Inc. (1987-1996). Mr. Levande received his Bachelor of Science degree from the Wharton School of Finance and Commerce of the University of Pennsylvania and his Master of Business Administration degree from Columbia University.

Mary Paetzold Director since February 2003	57	Ms. Paetzold is a retired CPA with over 30 years of experience with public and private companies. From 1994 through February 2000, Ms. Paetzold served as Vice President, Chief Financial Officer, and director (1996-1997) of Ecogen, Inc., a publicly traded agricultural biotechnology company. From 1973 through 1994, Ms. Paetzold practiced with KPMG Peat Marwick, LLP, predecessor to KPMG LLP, serving as a partner from 1984 until 1994. Ms. Paetzold currently serves as a director and chairman of the audit committee for Immunomedics, Inc., a publicly traded biotechnology company. Ms. Paetzold has a Bachelor of Arts in Mathematics from Montclair State University.

Paul Touhey, Director since March 2007	49	Mr. Touhey is President, Chief Operating Officer and a member of the Board of Directors of Fujirebio Diagnostics, Inc., which is a subsidiary of Miraca Holdings, Inc., a healthcare holding company based in Tokyo, Japan, principally engaged in laboratory testing services and in vitro diagnostic products. Prior to his appointment as President and Chief Operating Officer in 2003, Mr. Touhey served as Fujirebio Diagnostics’ Senior Vice President (1999-2003) and Vice President of Operations (1998-1999). Prior to joining Fujirebio Diagnostics, he served in various executive positions at Centocor, Inc., including Vice President of Centocor’s Diagnostics Division. Centocor, Inc. is a subsidiary of Johnson & Johnson. Mr. Touhey is also a member of the Board of Directors of the Medical Device Manufacturers Association (“MDMA”), a position he has held since 1996. From 2000 to 2003, Mr. Touhey served as Chairman of the Board of MDMA. Mr. Touhey holds a Bachelor’s Degree from Temple University and completed the Cornell University Executive Management Program.

Russell B. Whitman Director since October 2003	62	Prior to his retirement, from 1996 to 2000 Mr. Whitman served as President and Chief Executive Officer of Matrix Biotechnologies, a development stage company engaged in the development of medical implants for articular cartilage repair. From 1987 through 1995, Mr. Whitman served as Chief Executive Officer of Curative Technologies, Inc. and served as that Company’s Chairman from 1990 to 1995. From 1969 through 1987, Mr. Whitman was employed by Pfizer, Inc. in a variety of management positions, most recently as Senior Vice President for Pfizer’s Hospital Products Group. Mr. Whitman was previously Chairman and a Board member of the New York Biotechnology Association and a member of the Board of Trustees of the Long Island High Technology Incubator. Mr. Whitman earned a Bachelor of Science degree in Chemistry from St. Lawrence University and a Master of Business Administration degree from the Wharton Graduate School of the University of Pennsylvania.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE DIRECTORS

PROPOSAL NO. 2 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF

INCORPORATION AND BOARD DISCRETION TO EFFECT REVERSE STOCK SPLIT

Overview

You are being asked to vote upon a proposed amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation which will grant to the Board of Directors the discretion to effect a reverse stock split of all shares of the Company’s Common Stock, if the Board deems that it is in the Company’s and its shareholders’ best interests, at a ratio of not less than 1-for-3 and not more than 1-for-6. The Board will have the sole discretion to elect, based on its determination of the best interests of the Company and its shareholders, whether or not to effect a reverse stock split, and if so, at which ratio within the approved range, at any time before the 2008 Annual Meeting of Shareholders. The Board of Directors believes that approval of a proposal granting this discretion to the Board, rather than approval of an immediate reverse stock split at a specified ratio, will provide the Board with maximum flexibility to react to market conditions current at the time, as well as other then current facts and circumstances (including the matters described below under “—Purpose of the Proposed Reverse Stock Split”). The Board believes that the grant to it of this discretion will best achieve the purposes of the reverse stock split, if implemented, and serve the best interests of the Company and its shareholders.

To effect the reverse stock split, the Board would direct the Company to file the Amendment with the Pennsylvania Department of State. The form of Amendment to effect the proposed reverse stock split is attached to this proxy statement as Appendix A. It is expected that the reverse stock split would become effective shortly following the filing of the Amendment with the Pennsylvania Department of State. If the Board elects to implement a reverse stock split within the range approved by shareholders, then the number of issued and outstanding shares of the Company’s Common Stock will be reduced in accordance with the ratio for the selected reverse stock split. The par value of the Common Stock will remain unchanged at $0.01 per share, and the number of authorized shares of Common Stock will remain unchanged at 100,000,000 shares.

The Board of Directors has approved the proposed grant of discretion to effect a reverse stock split. The Board may elect not to implement or abandon a reverse stock split at its sole discretion, even if the proposal to grant the Board the discretion to effect a reverse stock split is approved by our shareholders. If the Board does not implement the reverse stock split prior to the date of the Company’s 2008 Annual Meeting of Shareholders, the authority granted in this proposal to implement the reverse stock split will terminate. No further action on the part of the shareholders will be required to either implement or abandon the reverse stock split.

Purpose of the Proposed Reverse Stock Split

The Board of Directors believes that it is in the best interests of the Company’s shareholders and the Company for the Board to have the discretionary authority to effect a reverse stock split in an effort designed to increase the Company’s stock price. The Board believes that if the Company’s Common Stock maintains a higher price after a reverse stock split, the higher price may meet investing guidelines for certain institutional investors and investment funds. The Board of Directors also believes that if the Company’s Common Stock maintains a higher price after a reverse stock split, the acceptability and marketability of the Company’s Common Stock to the financial community and the investing public should be enhanced, and some reluctance on the part of brokers and investors to trade in the Common Stock should be mitigated.

Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of the Company’s Common Stock. In addition, analysts at leading brokerage firms may be reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s Common Stock can result in an individual shareholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase the Company’s stock.

The Company’s Common Stock has been trading below $5.00 per share for an extended period of time. With the shares trading in such a range, small moves in absolute terms in the price-per-share of the Company’s Common Stock translate into disproportionately large swings in the price on a percentage basis. We believe these swings may bear little relationship to the Company’s financial condition and results of operations.

In the Board’s view, these factors may have contributed to a relatively low level of interest in Orthovita on the part of certain investment analysts, brokers, investment professionals and individual investors, which tends to depress the market for the Company’s Common Stock. The Board has thus proposed having the discretion to effect a reverse stock split as a means designed to increase the per-share market price of Orthovita’s Common Stock.

The Board intends to implement a reverse stock split if it believes that this action is in the best interests of Orthovita and its shareholders. If the Board ultimately determines to implement a reverse stock split, the Board will select a stock split ratio within the range approved by shareholders and based upon the best interests of Orthovita and its shareholders. These determinations shall be based upon certain factors, including, existing and expected marketability and liquidity of the Company’s Common Stock, prevailing market conditions and the likely effect on the market price of the Company’s Common Stock.

Certain Risks Associated with and Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split will be to reduce the number of outstanding shares of the Company’s Common Stock and should be to increase the trading price of the Company’s Common Stock. However, Orthovita cannot predict the longer-term effects of any reverse stock split upon the market price of its Common Stock. Orthovita cannot assure you that the trading price of its Common Stock, after the reverse stock split, will rise in proportion to the reduction in the number of shares of the Common Stock outstanding. The total market capitalization of the Common Stock after implementation of the proposed reverse stock split may be less than the total market capitalization before the reverse stock split. Also, Orthovita cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of its Common Stock, or that the liquidity of the Common Stock will not be adversely affected by the reduced number of shares outstanding after the reverse stock split. The trading price of the Company’s Common Stock may change due to a variety of other factors, including its operating results and other factors related to its business and general market conditions. In addition, while the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract investors or that such share price will satisfy the investing guidelines of institutional investors or investment funds.

The following table reflects the approximate number of shares of the Company’s Common Stock that would be outstanding as a result of some of the possible reverse stock split ratios based on 61,441,658 shares of the Company’s Common Stock outstanding as of the record date for the Annual Meeting, without accounting for fractional shares, which will be rounded up to the nearest whole share. The table also reflects the approximate number of shares of the Company’s Common Stock that would be authorized and reserved for issuance, and shares that would be authorized but unreserved, and thus available, for issuance, as a result of some of the possible reverse stock split ratios:

Possible Reverse Stock Split Ratios	Shares to be Outstanding	Shares Authorized and Reserved For Issuance (1, 2)	Shares Authorized but Unreserved For Issuance (1, 2)
1-for-3	20,480,553	3,294,394	76,225,053
1-for-6	10,240,277	1,647,197	88,112,526

(1)	The Company has a total of 100,000,000 shares of authorized Common Stock. The number of shares of authorized Common Stock will be unaffected by the potential reverse stock split.
(2)

As of the record date of the Annual Meeting, there are a total of 9,883,182 shares of Company Common Stock reserved for issuance. This includes (a) 9,384,732 shares to cover outstanding stock options, warrants, and restricted stock units; and

(b) 498,450 shares to cover options, restricted stock units and other stock-based awards that are reserved for possible future issuance under Orthovita’s Amended and Restated 1997 Equity Compensation Plan. In addition, if Proposal No. 3 is approved by shareholders at the Annual Meeting, an additional 2,000,000 pre-split shares of Common Stock will be reserved for issuance to cover options, stock units, stock awards, stock appreciation rights and other stock-based awards that may be made under the 2007 Omnibus Equity Compensation Plan.

Effects on Ownership by Individual Shareholders

If the Company implements a reverse stock split, the number of shares of Common Stock held by each shareholder will be reduced to a number calculated by multiplying the number of shares held immediately before the reverse stock split by the ratio, and then rounding up to the nearest whole share.

The reverse stock split will affect uniformly all holders of the Company’s Common Stock and will not affect any holder’s percentage ownership interest in Orthovita or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Options, Warrants and Other Securities

If the reverse stock split is implemented, the Company will adjust all shares of any options, warrants and other securities entitling their holders to purchase or acquire shares of Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, the Company will reduce the conversion ratio for each instrument, and will increase the exercise price in accordance with the terms of each instrument based on the ratio of the reverse stock split. Also, the Company will reduce the number of shares reserved for issuance under its then existing equity compensation plans proportionately based on the ratio of the reverse stock split.

Potential Anti-Takeover Effect

If the reverse stock split is implemented, the proportion of unissued authorized shares to issued shares will increase, which under certain circumstances could have an anti-takeover effect. For example, the Company’s management might use the additional shares to resist or frustrate a third-party transaction that provides an above-market premium that is favored by a majority of independent shareholders. The reverse stock split proposal is not, however, being proposed with the intention of generating an anti-takeover measure, and is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s Common Stock or to obtain control of the Company. Other than the reverse stock split proposal, the Company’s Board of Directors has no current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Shareholders should be aware that in addition to the reverse stock split, there are several currently effective arrangements that could be deemed to have an anti-takeover effect, including the following:

•

The Company’s Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any unissued or undesignated shares of preferred stock. Although it presently has no intention to do so, the Board of Directors, without shareholder approval, can issue preferred stock with certain terms that may have the effect of discouraging, delaying or preventing a change in control of the Company.

•

Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law (“PBCL”) applies to the Company, and prohibits, subject to certain exceptions, a “business combination” with a shareholder or group of shareholders (and certain affiliates and associates of such shareholders) beneficially owning more than 20% of the voting power of the Company (an “interested shareholder”) during a five-year period following the date on which the holder became an interested shareholder, unless the interested shareholder’s acquisition of 20% or more of the Common Stock is approved by the Company’s Board of Directors (or under certain other limited circumstances). This provision may discourage open-market purchases of our stock or a non-negotiated tender or exchange offer for our stock and, accordingly, may be considered disadvantageous by a third party who would desire to participate in any such business combination.

•

Pursuant to Section 1715 of the PBCL, the Company’s Board of Directors is not required to regard the interests of the shareholders as being dominant or controlling in considering the Company’s best interests. In considering the best interests of the Company, the Board of Directors is permissively authorized to consider a number of different factors. Furthermore, the Company’s Amended and Restated Articles of Incorporation permissively authorize the Board to consider a number of similar and other factors in determining whether to oppose a tender offer or other offer for the Company’s stock. These provisions may discourage open-market purchases of the Company’s Common Stock or a non-negotiated tender or exchange offer for the Company’s Common Stock and, accordingly, may be considered disadvantageous by a third party who would desire to participate in any such transaction.

•

Our bylaws provide that a special meeting of shareholders may only be called by the President or a majority of the Board of Directors. This provision may make it more difficult for shareholders to take action opposed by the Board.

•

The Company is a party to certain change in control and employment agreements with several members of management. These agreements provide the covered individuals with termination benefits if their employment is terminated by the Company without “cause” or by the individual as a “constructive termination,” within twelve months after a change in control. These agreements could have the effect of increasing the costs associated with effecting a change in control of the Company, and could therefore have the effect of delaying or preventing such a change in control.

Other Effects on Shares of Common Stock

If the Company implements a reverse stock split, then the rights and preferences of the Common Stock will remain the same after the reverse stock split. Each share of the Company’s Common Stock issued pursuant to the reverse stock split will be fully paid and nonassessable.

The reverse stock split will likely result in some shareholders owning “odd-lots” of less than 100 shares of the Company’s Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Notwithstanding the increase in the number of odd-lot holders, the Company believes that it will still have a more than adequate number of round-lot holders after the reverse stock split to comply with the NASDAQ Stock Market requirements in that regard.

The Company’s Common Stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Company’s Common Stock under the Exchange Act.

Authorized Shares of Common Stock

If the Company implements the reverse stock split, it will not change the number of authorized shares of the Company’s Common Stock as designated by its Amended and Restated Articles of Incorporation. The Board believes that the availability of the additional shares provides the Company with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Since the number of authorized shares of the Company’s Common Stock will not be reduced, the reverse stock split will increase the total number of authorized and unissued shares of Common Stock that the Company may issue in the future, in certain cases without shareholder approval.

Procedure for Effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

If the shareholders approve the proposed Amendment, the Board may elect whether or not to declare a reverse stock split, as well as the ratio, at any time before the 2008 Annual Meeting of Shareholders. The reverse stock split will be implemented by filing the Amendment with the Pennsylvania Department of State, and it is expected that the reverse stock split will become effective shortly after the filing is accepted by the Pennsylvania Department of State.

As of the effective date of the reverse stock split, each certificate representing shares of Orthovita Common Stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of unexchanged shares will not be entitled to receive any dividends or other distributions payable by Orthovita after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities will also be automatically adjusted on the effective date.

The Company’s transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into Orthovita Common Stock will be notified of the effectiveness of the reverse stock split. Shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from a reverse stock split would be rounded up to the nearest whole share and no cash payments will be made in respect to such rounding.

No Appraisal Rights

No appraisal rights are available under the PBCL or under the Company’s Amended and Restated Articles of Incorporation or Bylaws to any shareholder who dissents from this proposal. There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of Orthovita Common Stock will remain unchanged at $0.01 per share after a reverse stock split elected to be effected by the Board. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Company’s Common

Stock on the Company’s balance sheet (which is based on par value) would be reduced proportionately based on the reverse stock split ratio selected and effected by the Company’s Board, and the additional paid-in capital account would be increased with the amount by which the stated capital is reduced. The per share net loss would be restated to give effect to the reverse stock split.

Material United States Federal Income Tax Consequences

The following is a summary of some material United States federal income tax consequences of the reverse stock split, but does not purport to be a complete analysis of all potential tax considerations relating to the reverse stock split. This summary is based on the provisions of the United States federal income tax law, as of the date of this proxy statement, which is subject to change retroactively, as well as prospectively. This summary does not discuss all federal tax considerations, including any federal income tax consequences that may be relevant to shareholders that may be subject to special treatment (including, without limitation, shareholders subject to the alternative minimum tax, banks, insurance companies, tax-exempt organizations, financial institutions, small business investment companies, partnerships or other pass-through entities, dealers in securities or currencies, broker-dealers, persons who hold shares as part of a straddle, hedging, constructive sale, or conversion transaction, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals and broker-dealers). Furthermore, this summary does not discuss any aspects of state, local, foreign, or other tax consequences. This summary also assumes that shareholders hold the shares as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder.

A holder of the pre-reverse stock split shares who receives only post-reverse stock split shares in exchange for his or her shares generally will not recognize any gain or loss on the reverse stock split, the aggregate tax basis of the post-reverse stock split shares received would be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares received would include the holding period of the pre-reverse stock split shares exchanged. No gain or loss would be recognized by the Company as a result of the reverse stock split.

THIS SUMMARY OF SOME MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. FURTHER, THE COMPANY’S VIEWS REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT ARE NOT BINDING UPON THE INTERNAL REVENUE SERVICE OR THE COURTS, AND THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE OR THE COURTS WILL ACCEPT THE POSITIONS EXPRESSED ABOVE. ACCORDINGLY, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTIONS.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE PROPOSED AMENDMENT AND TO GRANT THE BOARD THE DISCRETION

TO EFFECT A REVERSE STOCK SPLIT AT A RATIO BETWEEN 1-FOR-3 AND 1-FOR-6 AT ANY

TIME PRIOR TO THE 2008 ANNUAL MEETING OF SHAREHOLDERS.

PROPOSAL NO. 3 – APPROVAL OF THE 2007 OMNIBUS EQUITY COMPENSATION PLAN

The Board is proposing that you approve the Company’s 2007 Omnibus Equity Compensation Plan (the “2007 Plan”).

We currently maintain the 1997 Equity Compensation Plan, as Amended and Restated through March 6, 2007 (the “1997 Plan”), which has 498,450 shares remaining available for issuance. Our Board believes that the number of shares available for issuance under the 1997 Plan is not sufficient in light of the Company’s compensation structure and strategy. Our equity compensation program is intended to encourage participants to contribute to Orthovita’s long-term growth, to align their interests with the Company’s shareholders’ interests and to aid the Company in attracting and retaining officers, employees, consultants and directors of outstanding ability. We have provided this compensation to our officers, employees, directors and consultants through grants of stock options, stock units and shares of Common Stock under the 1997 Plan. While several amendments have been made to the 1997 Plan since its adoption in 1997, including periodic amendments to increase the number of shares authorized for issuance thereunder, the 1997 Plan has not been comprehensively reviewed and updated since 1997.

The Compensation Committee of our Board and the Board reviewed the 1997 Plan and determined that to best be able to continue to provide necessary and long-term compensation and incentives, the 1997 Plan should be updated. This updating is reflected in the 2007 Plan and includes:

•	adopting the 2007 Plan to replace the 1997 Plan;

•	increasing the maximum number of shares of Common Stock available for issuance; and

•	adding flexibility for designing compensation and long-term incentive programs and awards.

The Board approved the 2007 Plan at a meeting held on April 12, 2007, subject to an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. The Board has directed that the proposal to approve the 2007 Plan be submitted to our shareholders for their approval at the Annual Meeting. Shareholder approval is being sought (i) in order to meet the NASDAQ Stock Market listing requirements, (ii) so that compensation attributable to grants under the 2007 Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

This 2007 Plan is intended to replace the 1997 Plan. If the 2007 Plan is approved by the shareholders, then the 1997 Plan will be merged into the 2007 Plan, no further grants will be made under the 1997 Plan, and shares with respect to all grants outstanding under the 1997 Plan will be issued or transferred under this 2007 Plan. If the 2007 Plan is not approved, the 1997 Plan will continue in its current form.

Description of the 2007 Plan

The following paragraphs provide a summary of the principal features of the 2007 Plan, as approved by the Board, and its operation. A copy of the 2007 Plan is included in this proxy statement as Appendix B. You should review Appendix B for more information. This summary of the 2007 Plan is not intended to be a complete description of the 2007 Plan and is qualified in its entirety by the actual text of the 2007 Plan to which reference is made.

Administration

The 2007 Plan will be administered and interpreted by the “committee”, which means (i) with respect to grants to employees and consultants, the Board, the Compensation Committee of the Board or another committee appointed by the Board; (ii) with respect to grants made to non-employee directors, the Board; and (iii) with respect to grants that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code, a committee consisting of two or more outside directors, as defined under section 162(m) of the Code. The Board has approved the delegation to the Chief Executive Officer, in his capacity as a Board member, the authority to make grants under the 2007 Plan to employees and consultants of Orthovita and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. Under the terms of this delegation specified by the Board, the Chief Executive Officer, as a one-person committee of the Board, will not have permission to make annual grants that exceed an aggregate of 50,000 shares of Common Stock per person, subject to adjustment in certain circumstances as described below. The Board also could prescribe other limitations and conditions on this one-person committee’s ability to make grants under the 2007 Plan. Antony Koblish, Chief Executive Officer, is the director who will serve on the one-person committee.

General

The 2007 Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”) and (vi) other stock-based awards.

The 2007 Plan authorizes for issuance 10,217,770 shares of our Common Stock, which includes the shares remaining available for issuance under the 1997 Plan, and the number of shares subject to outstanding grants under the 1997 Plan as of April 12, 2007, subject to adjustment in certain circumstances as described below. The maximum number of shares that may be subject to grants under the 2007 Plan to any individual during any calendar year is 500,000 shares, subject to adjustment in certain circumstances as described below.

If and to the extent options or SARs granted under the 2007 Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units or other stock-based awards are forfeited or terminated, the shares subject to such grants will again be available for purposes of the 2007 Plan.

Adjustment Provision

If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split, or combination, exchange of shares, merger, reorganization, consolidation, reclassification, change in par value, any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the 2007 Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the 2007 Plan, and the price per share or the applicable market value of the grants shall be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2007 Plan and such outstanding grants.

Eligibility for Participation

All of our and our subsidiaries’ employees, all of our non-employee directors, and consultants who perform services for us and our subsidiaries are eligible to receive grants under the 2007 Plan. The committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our Common Stock that are subject to each grant.

Types of Awards

Stock Options

The committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2007 Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The committee will determine the exercise price per share of options on the date of grant. The exercise price of options granted under the 2007 Plan must be equal to or greater than the last reported sale price of the underlying shares of our Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our Common Stock on the date of grant.

The committee determines the term of each option, which cannot exceed ten years from the date of grant. However, an ISO granted to a 10% shareholder may not have a term longer than five years from the date of grant. The grantee may pay the exercise price (i) in cash, (ii) with the consent of the committee, by tendering shares of Common Stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (iii) through a broker-assisted exercise in accordance with applicable law, (iv) by such other method approved by the committee to the extent permitted by applicable law or (v) by a combination of the foregoing.

The committee will determine the terms and conditions of options, including when they become exercisable. The committee may accelerate the exercisability of any options. The committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, the Company for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, the Company. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, the Company. In each case described above, the committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, the Company on account of termination for cause, the grantee’s options will terminate immediately.

Stock Units

The committee may make stock unit awards to anyone eligible to participate in the 2007 Plan. Each stock unit will represent the right of the grantee to receive a share of Orthovita Common Stock or an amount based on the value of a share of Orthovita Common Stock. The committee may grant stock units that are payable on terms and conditions determined by the committee, which may include payment based on achievement of performance goals. Stock units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the committee. The committee will determine the number of stock units to be granted and the requirements applicable to such stock units. Payment with respect to stock units will be made in cash, in Orthovita Common Stock, or in a combination of the two, as determined by the committee. The committee will determine in the grant agreement under what circumstances a grantee may retain stock units after termination of the grantee’s employment or service, and the circumstances under which stock units may be forfeited. Unless the committee determines otherwise, if the grantee ceases to be employed by, or provide service to, the Company or its subsidiaries during a specified period, or if other conditions established by the committee are not met, the grantee’s stock units will be forfeited. The committee may grant dividend equivalents in connection with stock units, under such terms and conditions as the committee deems appropriate.

Stock Awards

The committee may grant stock awards to anyone eligible to participate in the 2007 Plan. Shares of stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the committee. The committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The committee will determine the number of shares of Common Stock to be issued pursuant to a stock award. The committee will determine in the grant agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment or service, and the circumstances under which stock awards may be forfeited. Unless the committee determines otherwise, if the grantee ceases to be employed by, or provide service to, the Company or its subsidiaries during a specified period, or if other conditions established by the committee are not met, the grantee’s stock awards will terminate as to all shares covered by the awards as to which the restrictions have not lapsed, and those shares of stock must immediately be returned to the Company. Unless the committee determines otherwise, while stock awards are subject to any restrictions, grantees will have the right to vote shares of stock awards and to receive dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the committee.

SARs

The committee may grant SARs to anyone eligible to participate in the 2007 Plan separately or in tandem with any option grant. The base amount of each SAR will not be less than the fair market value of a share of Common Stock on the date of grant of the SAR. When an SAR is exercised, the grantee will receive an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the base price of the SAR. Payments will be made in cash, Common Stock, or a combination of the two in such proportion as the committee determines.

Other Stock-Based Awards

The committee may grant other stock-based awards, which are grants other than options, stock units, stock awards and SARs. The committee may grant other stock-based awards to anyone eligible to participate in the 2007 Plan. These grants will be based on or measured by shares of our Common Stock. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in Orthovita Common Stock or cash, or in a combination of the two, as determined by the committee in the grant agreement.

Qualified Performance-Based Compensation

The 2007 Plan permits the committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, or other stock-based awards granted to employees under the 2007 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, budgetary goals, regulatory approvals or clearances of products, regulatory, clinical trial and product development milestones, or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among grantees.

The committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the committee will certify and announce the results for the performance period. If and to the extent that the committee does not certify that the performance goals have been met, the grants of stock awards, stock units and other stock-based awards for the performance period will be forfeited or will not be made, as applicable.

Deferrals

The committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of the Company’s Common Stock that would otherwise be due to the grantee in connection with any stock units under the 2007 Plan. The committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Transferability of Awards

Grants under the 2007 Plan may not be transferred except upon the grantee’s death or, with respect to grants of NQSOs, if permitted by the committee, to family members or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws and provided that the grantee receives no consideration for the transfer of the NQSOs.

Effects of a Change of Control

The 2007 Plan provides that, unless the committee determines otherwise, upon the occurrence of a Change of Control, outstanding options and SARs will fully vest and restrictions on outstanding stock awards and stock units will lapse. A “Change of Control” will be deemed to occur if (i) any person (excluding certain shareholders) acquires securities of Orthovita representing more than 50% of the voting power of the then outstanding securities of Orthovita, (ii) the consummation of a (x) merger or consolidation of Orthovita where the shareholders immediately before the transaction will not hold, immediately after the transaction, a majority of the stock of the surviving corporation, (y) sale of substantially all of the assets of Orthovita or (z) liquidation or dissolution of Orthovita, or (iii) Individuals who, as of the effective date of the 2007 Plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote will be, for purposes of the 2007 Plan, an Incumbent Director.

In the event of a Change of Control, the committee may require that grantees surrender their outstanding options and SARs in exchange for a payment by us, in cash or Common Stock, of an amount equal to the amount by which the fair market value of the Common Stock exceeds the exercise price of the options or the base price of the SARs. In addition, in the event of a Change of Control, the Committee may take any of the following actions, without the consent of any grantee: (i) after giving the grantees an opportunity to exercise their outstanding options and SARs, the committee may terminate any or all unexercised options and SARs, (ii) the committee may determine that grantees holding stock units and other stock-based awards will receive a payment in settlement of the stock units and other stock-based awards, or (iii) the committee may determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the Change of Control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

No Repricing of Options or SARs. Neither the Board nor the committee can amend the 2007 Plan or options or SARs previously granted under the 2007 Plan to permit a repricing of options or SARs, without prior shareholder approval, except with respect to certain adjustments as described above under “Adjustment Provision”.

Amendment and Termination of the 2007 Plan. The Board may amend or terminate the 2007 Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2007 Plan will have a term of ten years and will terminate on April 11, 2017, unless it is terminated earlier by the Board or is extended by the Board with shareholder consent.

Grants Under the 2007 Plan

No equity grants have been made under the 2007 Plan. Grants under the 2007 Plan are discretionary, so it is currently not possible to predict the number of shares of the Company’s Common Stock that will be granted or who will receive grants under the 2007 Plan after the Annual Meeting. Consistent with our Board’s policy for compensating directors, the Board has approved an initial grant of

25,000 fully vested NQSOs upon a Board member’s election to the Board, an annual grant of 10,000 NQSOs per calendar year, and a $15,000 annual remuneration to non-employee directors, which is to be paid in the form of a restricted stock award grant or a fully vested NQSO grant. NQSOs issued to non-employee directors are granted at the fair market value of the Company’s Common Stock on the date of grant. In addition, NQSOs, which are not fully vested on the date of grant, vest 50% on the date of grant and 25% on each of the first two anniversaries of the date of grant. Annual remuneration to non-employee directors will be paid in the form of a restricted stock award which vests upon the earliest of (i) the fifth anniversary of the date of grant; (ii) a change in control of the Company, or (iii) the date the non-employee director no longer serves on the Company’s Board.

Shares Authorized for Issuance under 2007 Plan

If this Proposal 3 is approved, one of the effects will be to increase the aggregate number of shares of Common Stock of the Company authorized for issuance under the Company’s equity compensation plans. Under the 1997 Plan, 9,350,000 shares of Common Stock were authorized for issuance. Of the 9,350,000 shares, grants with respect to 7,719,320 shares are outstanding. Under the 2007 Plan, 10,217,770 shares of Common Stock will be authorized for issuance which represents an increase of 2,000,000 shares of Common Stock in addition to the shares remaining available for issuance under the 1997 Plan, and the number of shares subject to outstanding grants under the 1997 Plan as of April 12, 2007, subject to adjustment in certain circumstances as described under “General” and “Adjustment Provision” above.

Federal Income Tax Consequences

The federal income tax consequences of grants under the 2007 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2007 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our Common Stock or payment of cash under the 2007 Plan. Future appreciation on shares of the Company’s Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of the Company’s Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of the Company’s Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii) If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of the Company’s Common Stock acquired upon exercise of the option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Purpose and Effect of the Proposed Amendment and Restatement

The 1997 Plan currently has 9,350,000 shares of Common Stock reserved for issuance, and as of March 31, 2007, the Plan had 498,450 shares of Common Stock available for issuance. The Plan is intended to encourage participants to contribute to Orthovita’s long-term growth, to align their interests with the Company’s shareholders’ interests and to aid the Company in attracting and retaining officers, employees, consultants and directors of outstanding ability. The Board of Directors believes it is in Orthovita’s best interest to increase the number of shares of Common Stock authorized under the Plan to 10,217,770 shares in order to be able to make additional awards under the Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE 2007 OMNIBUS EQUITY COMPENSATION PLAN.

PROPOSAL NO. 4— RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of KPMG LLP as the independent registered public accounting firm to audit and report upon our financial statements for 2007. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit and report upon our financial statements for 2007. If this appointment is not ratified by shareholders, the Audit Committee may reconsider its appointment.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees. The following table sets forth the aggregate fees incurred by the Company in connection with KPMG’s audit of the Company’s financial statements for the years ended December 31, 2006 and 2005, and for other services rendered by KPMG LLP in those periods.

	Year Ended December 31
	2006	2005
Audit Fees	$565,000	$456,715
Audit Related Fees	83,027	—
Tax Fees	—	—
All Other Fees	—	—

	$648,027	$456,715

Audit Fees are fees paid to KPMG LLP for professional services for the audit of Orthovita’s consolidated financial statements included in the Company’s Form 10-K and review of financial statements included in the Company’s Forms 10-Q, and for services that are normally provided by the independent registered public accountants in connection with regulatory filings or engagements. Audit Related Fees consisted of fees relating to (i) services performed in connection with the issuance of consents to various registration statements under the Securities Act of 1933 filed by Orthovita, (ii) consultation on financial accounting and reporting matters in connection with these registration statements; and (iii) services performed in connection with the issuance of comfort letters to underwriters of an offering of Orthovita’s Common Stock.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by Orthovita’s independent registered public accountants must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has adopted policies and procedures for giving such approval. The Audit Committee policy is to allow the Audit Committee Chairperson to pre-approve any audit or non-audit services up to $10,000 in the aggregate and report such fees to the Committee at the next meeting.

The Audit Committee has reappointed, subject to shareholder ratification, the firm of KPMG LLP, as the independent registered public accounting firm, to audit and report upon the Company’s consolidated financial statements for 2007. In appointing KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services are compatible with maintaining their independence.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

All shareholder proposals to be considered for inclusion in Orthovita’s proxy statement and proxy for the 2008 Annual Meeting of Shareholders of Orthovita must be submitted in writing to Christine J. Arasin, Corporate Secretary, Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355, and received by Orthovita no later than December 31, 2007, and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

In connection with any proposal submitted by shareholders for consideration at the 2008 Annual Meeting of Shareholders, other than proposals submitted for inclusion in Orthovita’s proxy statement and proxy, Orthovita may exercise discretionary voting authority with respect to proxies solicited for that meeting and without any disclosure regarding that proposal in the proxy statement or proxy if appropriate notice of the shareholder’s proposal is not received by Orthovita at its principal executive offices by March 26, 2008.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Annual Report for the year ended December 31, 2006 is enclosed. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

A copy of Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the SEC, excluding exhibits thereto, may be obtained, without charge, by contacting Joseph M. Paiva, Chief Business Officer, at Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355.

By Order of the Board of Directors,

CHRISTINE J. ARASIN Corporate Secretary

Malvern, Pennsylvania

April [    ], 2007

APPENDIX A

ARTICLE OF AMENDMENT TO ARTICLES OF INCORPORATION

As of the effective date of the filing of the Articles of Amendment containing this Amendment with the Pennsylvania Department of State, every [***] shares of common stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of common stock. The authorized shares of common stock of the Corporation shall not be changed. No fractional share shall be issued in connection with the foregoing stock split; all shares of common stock so split that are held by a shareholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share. No cash payment shall be made in respect to such rounding.

***	The Board of Directors shall be granted discretion to effect the reverse stock split at a ratio between 1-for-3 and 1-for-6.

A-1

APPENDIX B

ORTHOVITA, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

1. Purpose

The purpose of the Orthovita, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Orthovita, Inc. (the “Company”) and its parent or subsidiaries, (ii) non-employee members of the board of directors of the Company and (iii) consultants who perform valuable services for the Company or its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

The Orthovita, Inc. 1997 Equity Compensation Plan (the “1997 Plan”) will be merged with and into this Plan as of the Effective Date, and no additional grants will be made thereafter under the 1997 Plan. Outstanding grants under the 1997 Plan will continue in effect according to their terms as in effect on the Effective Date (subject to such amendments as the Committee (as defined below) determines, consistent with the 1997 Plan), and the shares with respect to outstanding grants under the 1997 Plan will be issued or transferred under this Plan.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company; or

(iii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Plan, an Incumbent Director.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees and Consultants, the Board, Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e) “Company” means Orthovita, Inc. and any successor corporation.

(f) “Company Stock” means the common stock of the Company.

(g) “Consultants” means any consultant or advisor who performs services to the Company or any of its subsidiaries.

(h) “Disability” shall mean a Participant’s becoming disabled within the meaning of the Company’s long-term disability plan then in effect.

(i) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(j) “Effective Date” of the Plan means April 12, 2007, subject to approval of the Plan by the shareholders of the Company.

(k) “Employed by, or provide services to, the Employer” shall mean employment as an Employee, Consultant or Non-Employee Director (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Units, Stock Awards and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment until the Participant ceases to be an Employee, Consultant and Non-Employee Director), unless the Board determines otherwise in the Grant Agreement.

(l) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m) “Employer” means the Company and its subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(q) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(r) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(t) “Non-Employee Director” means a member of the Board who is not an Employee.

(u) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v) “1933 Act” means the Securities Act of 1933, as amended.

(w) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(x) “Other Stock-Based Award” means a grant that is based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(y) “Participant” means an Employee, Non-Employee Director or Consultant designated by the Committee to participate in the Plan.

(z) “Plan” means this Orthovita, Inc. 2007 Omnibus Equity Compensation Plan, as may be amended from time to time.

(aa) “SAR” means a stock appreciation right as described in Section 10.

(bb) “Stock Award” means an award of Company Stock as described in Section 9.

(cc) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(dd) “Termination for Cause” shall mean, except to the extent otherwise provided in a Participant’s Grant Agreement, a finding by the Board, after full consideration of the facts presented on behalf of both the Employer and the Participant, that the Participant has breached his or her employment or service contract with the Employer, or has been engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.

All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

(d) Delegation of Authority. Notwithstanding the foregoing, the Board may delegate to the Chief Executive Officer, in his capacity as a Board member of the Company, the authority to make grants under the Plan, which grants shall not exceed 50,000 option shares to any person per year, to Employees or Consultants of the Company and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. The grant of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Board.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 10,217,770 shares, subject to adjustment as described in subsection (d) below. This aggregate number shall include the shares remaining to be issued under the 1997 Plan (including shares with respect to outstanding grants and shares available for future grants).

(b) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units or other Stock-Based Awards is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to Employees, Non-Employee Directors or Consultants upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors or Consultants.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Consultants.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment, Disability or Death.

(i) Except as provided below or in a Grant Agreement, an Option may only be exercised while the Participant is employed by, or provide services to, the Employer as an Employee, Consultant or member of the Board. In the event that a Participant ceases to be employed by, or provide services to, the Employer for any reason other than a Disability, death, or Termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days of the date on which the Participant ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Grant Agreement), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(ii) In the event the Participant ceases to be employed by, or provide services to, the Employer on account of a Termination for Cause, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Employer. In addition, the Participant shall automatically forfeit all Option shares for any exercised portion of an Option for which the Employer has not yet delivered the share certificates, upon refund by the Employer of the Exercise Price paid by the Participant for such shares.

(iii) In the event the Participant ceases to be employed by, or provide services to, the Employer because of the Participant’s Disability, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Grant Agreement), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(iv) If the Participant dies while employed by, or provide services to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide services on account of a termination of employment or service specified in Section 5(d)(i) above (or within such other period of time as may be specified in the Grant Agreement), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide services to, the Employer (or within such other period of time as may be specified in the Grant Agreement), but in any event no later than the date of expiration of the Option term. Any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide services to, the Employer shall terminate as of such date.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by such other method as the Committee may approve, to the extent permitted by applicable law, or (v) through any combination of the foregoing. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8. Stock Units

(a) General Requirements. The Committee may grant Stock Units to Employees, Non-Employee Directors or Consultants, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited. Unless the Committee determines otherwise, if the Participant ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9. Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to Employees, Non-Employee Directors or Consultants under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited. Unless the Committee determines otherwise, if the Participant ceases to be employed by, or provide services to, the Employer during a period designated in the Grant Agreement, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.

(c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. Unless the Committee determines otherwise, while Stock Awards are subject to any restrictions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10. Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors or Consultants separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall not be less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. An SAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. SARs may only be exercised while the Participant is employed by, or providing services to, the Employer or during the applicable period after termination of employment as described in Section 7(d).

(d) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

11. Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors or Consultants, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, budgetary goals, regulatory approvals or clearances of products, regulatory, clinical trial and product development milestones, or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16. Consequences of a Change of Control

(a) In the event of a Change of Control, unless the Committee determines otherwise: (i) all outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, and (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, and on such terms as the Committee determines.

(b) In addition, in the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (ii) with respect to Participants holding Stock Units and Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units and Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee, or (iii) the Committee may determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17. Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in

Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Shareholder Approval. Except for adjustments contemplated by Section 5(d), the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19. Miscellaneous

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or Consultant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

ORTHOVITA, INC.

2007 Annual Meeting of Shareholders – June 26, 2007

This Proxy Is Solicited on Behalf of the Board of Directors of Orthovita, Inc.

The undersigned, having duly received notice of the meeting, the proxy statement, and annual report of Orthovita, Inc., and revoking all prior proxies, hereby appoints each of Antony Koblish and Albert J. Pavucek, Jr., proxy of the undersigned (with full power of substitution and resubstitution), for and in the name(s) of the undersigned, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Orthovita, Inc. to be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania, PA 19103, USA at 1:00 p.m. (local time), on Tuesday, June 26, 2007 and any postponed or adjourned sessions thereof, subject to the directions indicated on this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES

☐ Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS

Nominees: Morris Cheston, Jr., David Fitzgerald, Joseph L. Harris, Antony Koblish, Robert M. Levande, Mary Paetzold, Paul Touhey and Russell B. Whitman.

☐  FOR ALL NOMINEES    ☐  WITHHOLD FOR ALL NOMINEES    ☐  FOR ALL NOMINEES EXCEPT

To withhold authority to vote for a particular nominee(s), mark the “FOR ALL NOMINEES EXCEPT” box and write the name of the nominee(s) on the line provided:

2. To consider and vote upon an amendment to the Amended and Restated Articles of Incorporation and to permit the Board of Directors, at its discretion, at any time prior to the Company’s next Annual Meeting of Shareholders, to effect a reverse split of the Company’s Common Stock at a ratio of not less than 1-for-3 and not more than 1-for-6. The Board of Directors will retain discretion to elect to implement a reverse stock split in this range or to elect not to implement a reverse stock split.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To consider and vote upon a proposal to approve the 2007 Omnibus Equity Compensation Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To act upon such other matters as may properly come before the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN HIS DISCRETION, EACH PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ON THIS PROXY CARD, THIS PROXY WILL BE VOTED “FOR” THE LISTED NOMINEES FOR ELECTION AS DIRECTOR AND FOR ALL OF THE OTHER PROPOSALS SPECIFIED ON THIS PROXY CARD.

Attendance of the undersigned at the meeting or at any postponement or adjournment sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or sessions the intention of the undersigned to revoke said proxy in person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

DATE:

SIGNATURE:

PRINTED NAME:

SIGNATURE (if held jointly):

EMAIL:

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such, and if signed as a corporation or other entity, please sign with the entity name by duly authorized officer or officers. Joint owners should each sign personally.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS: